SERVICING AGREEMENT


     THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of January, 1998, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and AURORA LOAN SERVICES INC., a Delaware corporation ("the Servicer"), recites and provides as follows:


                                   RECITALS

     WHEREAS, Lehman Capital has conveyed certain Mortgage Loans identified on Schedule I hereto (the "Serviced Mortgage Loans") on a servicing-retained basis to Structured Asset Securities Corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to First Union National Bank, as trustee (the "Trustee") under a trust agreement dated as of January 1, 1998 (the "Trust Agreement"), among the Trustee, Norwest Bank Minnesota, National Association, as master servicer ("Norwest," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO.

     WHEREAS, Lehman Capital continues to own the servicing rights to the Serviced Mortgage Loans, and may freely transfer such rights, subject to the terms hereof.

     WHEREAS, Lehman Capital desires that the Servicer service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the right of Lehman Capital to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein.

     WHEREAS, Norwest and any successor Master Servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                  AGREEMENT

     1.   Definitions.  Capitalized terms used and not defined in this
          -----------
Agreement, including Exhibit A hereto and any provisions of the Flow Servicing Agreement dated as of September 1, 1997, between Lehman Capital and the Servicer (the "Flow Servicing Agreement") incorporated by reference herein, shall have the meanings ascribed to such terms in the Trust Agreement.

     2. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Flow Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Flow Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     3.   Master Servicing; Termination of Servicer.  The Servicer, including
          -----------------------------------------
any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee pursuant to the Trust Agreement, shall have the same rights as the "Owner" (as defined in the Flow Servicing Agreement) to enforce the obligations of the Servicer under the Flow Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article IX of the Flow Servicing Agreement.

     In addition, in the event that Lehman Capital transfers the servicing rights in respect of the Serviced Mortgaged Loans to one or more successor servicers, the rights and obligations of the Servicer under this Agreement shall terminate, at the sole option of Lehman Capital, without cause, upon thirty days written notice to the Servicer, and each successor servicer shall succeed to the rights and obligations of the Servicer under this Agreement as of such date. Upon such termination the terminated Servicer shall not be entitled to the Servicing Fee or any portion thereof, or, except as provided in the Flow Servicing Agreement, to any other amounts in respect of the Serviced Mortgage Loans.

     The Servicer agrees that, notwithstanding anything to the contrary in the Flow Servicing Agreement, Lehman Capital is the sole owner of the servicing rights relating to the Serviced Mortgaged Loans, and the Servicer shall have no right to transfer the servicing thereof.

     4.   No Representations.  Neither the Servicer nor the Master Servicer
          ------------------
shall be obligated or required to make any representations and warranties regarding the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the certificates issued pursuant thereto.

     5.   Notices.  All notices and communications between or among the
          -------
parties hereto shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     6.   Governing Law.  THIS SERVICING AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED  IN  ACCORDANCE   WITH,  THE  LAWS  OF  THE  STATE   OF  NEW  YORK,
NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     7.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     8.   Reconstitution.  Lehman Capital and the Servicer agree that this
          --------------
Agreement is a Reconstitution Agreement, and that the date hereof is the Reconstitution Date, each as defined in the Flow Servicing Agreement.

     9.   Notices and Remittances to the Master Servicer.  All notices
          ----------------------------------------------
required to be delivered to the Master Servicer under this Agreement shall be delivered to the following address:

          Norwest Bank Minnesota, National Association
          11000 Broken Land Parkway
          Columbia, Maryland  21044
          Attn:  Master Servicing Department, SASCO 98-1

     All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

          Norwest Bank Minnesota, National Association
          Minneapolis, Minnesota
          ABA#:  091-000-019
          Account Name:  Corporate Trust Clearing
          Account Number:  3970771416
          For further credit to:  13372000, SASCO 98-1

     10.  Errors and Omissions Insurance.  The Servicer shall keep in force
          ------------------------------
during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if (i) the Master Servicer so requests and (ii) the Servicer is not an affiliate of Lehman Brothers Inc. at the time of such request.

     11.  Annual Audit Report.  On or before April 30 of each year, beginning
          -------------------
with April 30, 1999, Servicer shall cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to Owner, Directing Holder and Master Servicer, to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

     12.  Annual Officer's Certificate.  On or before April 30 of each year,
          ----------------------------
beginning with April 30, 1999, the Servicer, at its own expense, will deliver to the Owner and Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     Executed as of the day and year first above written.


                              LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.




                              By:  /s/ Martin P. Harding
                                  -------------------------------------
                                    Name:  Martin P. Harding
                                    Title:  Managing Director


                              AURORA LOAN SERVICES INC.




                              By:  /s/ Leo C. Trautman, Jr.
                                  -------------------------------------
                                    Name:  Leo C. Trautman, Jr.
                                    Title:  Executive Vice President



                                  EXHIBIT A

                Modifications to the Flow Servicing Agreement


1. The words "or in part" are hereby added after the words "a Principal Prepayment in full" in the definition of "Prepayment Interest Shortfall Amount" in Article I.


2. The definition of "Qualified Depository" in Article I is hereby deleted and replaced with the following:

          "Any of (i) a depository the accounts of which are insured by the FDIC and the debt obligations of which are rated AA (or its equivalent) or better by Moody's and S&P; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 or its equivalent by each of Moody's and S&P; or (iii) the Servicer, unless the Master Servicer is notified by either Moody's or S&P that the designation of the Servicer as a Qualified Depository will result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates."


3. The definition of "Remittance Date" in Article I is hereby deleted and replaced with the following:

          "The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, following the First Remittance Date."


4. The first sentence of the definition of "Servicing Fee" in Article I is hereby deleted and replaced with the following: "The servicing fee shall be an amount equal to one-twelfth the product of (a) for the month of January 1998, a rate per annum equal to 0.375%, and for the month of February 1998 and every month thereafter, a rate per annum equal to 0.25%; and (b) the outstanding principal balance of such Mortgage Loan. The obligations of the Master Servicer to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement."


5. The fourth and fifth paragraphs of Section 3.01 are hereby deleted and replaced with the following paragraph:

          "Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Master Servicer, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Master Servicer shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Master Servicer, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement."


6. The words "Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors" in the first paragraph of Section 3.03 are hereby deleted and replaced with the following: "Norwest Bank Minnesota, National Association, as master servicer for SASCO
     1998-1."


7.   Section 3.04 is amended by deleting the  word "and" at the end of clause
     (v), replacing the period at the end of clause (vi) with "; and", and adding the following immediately following clauses (vii) and (viii):

          "(vii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 7.03, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund;

          (viii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser;"


8. The words "Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of residential Mortgage Loans, Group No. 1997-ALSI, and various


     Mortgagors" in  the first paragraph  of Section 3.05 are  hereby deleted
     and  replaced with  the following:   "Norwest  Bank  Minnesota, National
     Association, as master servicer for SASCO
     1998-1."


9. All references in Section 3.11 to the disposition of REO Properties within a two year period are hereby deleted and replaced with a three year period.


10. The first paragraph of Section 4.01 is hereby deleted and replaced with the following:

          "On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 7.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 7.03, and minus (d) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the corresponding Remittance Date next succeeding the Due Period for such amounts."


11.  The third paragraph of Section 5.01 is hereby deleted.


12.  The following paragraph is hereby added at the end of Scetion 10.01:

          "Neither the Master Servicer nor any successor servicer (including the Owner and the Master Servicer) shall be liable for any acts or omissions of the Servicer or any predecessor servicer. In particular, neither the Master Servicer nor any successor servicer (including the Owner and the Master Servicer) shall be liable for any servicing errors or interruptions resulting from any failure of the Servicer to maintain computer and other information systems that are year-2000 compliant."

13.  The following words are hereby added  after the words "Attention:   Rick
     Skogg" in Section 10.06(ii):

          "with a copy to:

          Aurora Loan Services Inc.
          601 Fifth Avenue
          P.O. Box 1706
          Scottsbluff, Nebraska  69361
          Telephone No.:  (308) 635-3500
          Telecopier No.:  (308) 632-4287

          Attention:  Lee Trautman"





                           FLOW SERVICING AGREEMENT


                                   between


         LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

                                                                        OWNER


                                     and


                          AURORA LOAN SERVICES INC.

                                                                     SERVICER


                        Dated as of September 1, 1997





             Residential Adjustable and Fixed Rate Mortgage Loans

                             Group No. 1997-ALSI



                              TABLE OF CONTENTS

                                  ARTICLE I

                                 DEFINITIONS


                                  ARTICLE II

     OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section                                                     Page

2.01 Contract for Servicing; Possession
          of Servicing Files       13
2.02 Books and Records        13
2.03 Commencement of Servicing Responsibilities        14
2.04 Owner Covenants Regarding Transfer of Servicing        14
2.05 Custodial Agreement      16

                                 ARTICLE III

                         SERVICING THE MORTGAGE LOANS



3.01 Servicer to Service           18
3.02 Collection of Mortgage Loan Payments         20
3.03 Establishment of and Deposits to
          Custodial Account        20
3.04 Permitted Withdrawals From
          Custodial Account        21
3.05 Establishment of and Deposits to
          Escrow Account           22
3.06 Permitted Withdrawals From Escrow Account         22
3.07 Maintenance of FHA Mortgage Insurance and
          VA Guaranty         23
3.08 Notification of Adjustments        23
3.09 Completion and Recordation of Assignment of
          Mortgage and FHA and VA Change Notices       24
3.10 Protection of Accounts        24
3.11 Title, Management and Disposition of REO Property      25
3.12 Real Estate Owned Reports          26


                                  ARTICLE IV

                              PAYMENTS TO OWNER

4.01 Remittances         27
4.02 Statements to Owner      27
4.03 Monthly Advances by Servicer       28


                                  ARTICLE V

                         GENERAL SERVICING PROCEDURES

5.01 Servicing Compensation        29
5.02 Reimbursement of Servicing Advances          29


                                  ARTICLE VI

       REPRESENTATIONS, WARRANTIES AND AGREEMENTS; REMEDIES AND BREACH

6.01 Representations, Warranties and
          Agreements of the Servicer         30
6.02 Remedies for Breach of Representations
          and Warranties of the Servicer          31
6.03 Representations and Warranties of
          the Owner      32
6.04 Remedies for Breach of Representations
          and Warranties of the Owner        33


                                 ARTICLE VII

         AGENCY TRANSFER; WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

7.01 Removal of Mortgage Loans from
          Inclusion under this Agreement
          upon an Agency Transfer, a Pass-Through
          Transfer or a Whole Loan Transfer
          on one or more Reconstitution Dates          35

7.02 Additional Indemnification by the
          Servicer; Third Party Claims       36
7.03 Monthly Advances, Compensating Interest and


          Servicing Fees after Reconstitution          37
7.04 Maintenance of Custodial and Escrow Accounts after Reconstitution37
7.05 Owner's Repurchase and Indemnification Obligations          38
7.06 Termination Fees after Reconstitution        39
7.07 Additional Remittance         39
7.08 Transfer of Servicing Following Reconstitution         40


                                 ARTICLE VIII

                                 THE SERVICER

8.01 Merger or Consolidation of the Servicer      41
8.02 Limitation on Liability of the Servicer
          and Others          41
8.03 Limitation on Resignation and Assignment
           by the Servicer         41

                                  ARTICLE IX
                                 TERMINATION

9.01 Termination For Cause         42
9.02 Termination Without Cause          43

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.01     Successor to the Servicer          45
10.02     Closing        46
10.03     Closing Documents        47
10.04     Costs          48
10.05     Protection of Confidential Information       48
10.06     Notices        48
10.07     Severability Clause           49
10.08     No Personal Solicitation      49
10.09     Counterparts        50
10.10     Place of Delivery and
          Governing Law       50
10.11     Further Agreements       50
10.12     Intention of the Parties      50
10.13     Successors and Assigns; Assignment of
          Servicing Agreement      51
10.14     Waivers        51
10.15     Exhibits       51
10.16     General Interpretive Principles         51
10.17     Reproduction of Documents          51

                                   EXHIBITS

EXHIBIT A MORTGAGE LOAN SCHEDULE
EXHIBIT B-1    FORM OF ACKNOWLEDGMENT AGREEMENT
EXHIBIT B-2    FORM OF CONFIRMATION AGREEMENT
EXHIBIT C CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT D ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT E-1    OFFICER'S CERTIFICATE FOR FIRST CLOSING
EXHIBIT E-2    OFFICER'S CERTIFICATE FOR SUBSEQUENT CLOSINGS
EXHIBIT F FORM OF CUSTODIAL AGREEMENT
EXHIBIT G FORM OF OPINION OF COUNSEL OF THE SERVICER
EXHIBIT H FORM OF COLLATERAL PLEDGE AND SECURITY AGREEMENT



                           FLOW SERVICING AGREEMENT

          This is a Flow Servicing Agreement (the "Agreement"), dated as of September 1, 1997, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc., having an office at Three World Financial Center, 12th Floor, New York, New York 10285 (the "Owner") and Aurora Loan Services Inc., having an office at 2530 South Parker Road, Aurora, Colorado 80014 (the "Servicer").


                             W I T N E S S E T H

          WHEREAS, the Owner shall acquire from time to time certain ownership to and the servicing rights for certain fixed and adjustable rate first and second lien mortgage loans ("Conventional Loans") and/or certain FHA insured ("FHA Loans") and VA guaranteed ("VA Loans") mortgage loans from various third party sellers and servicers thereof (the Conventional Loans, FHA Loans and VA Loans collectively referred to herein as the "Mortgage Loans");

          WHEREAS, the Owner desires to contract with the Servicer for the servicing responsibilities associated with the Mortgage Loans and the Servicer desires to assume the servicing responsibilities to such Mortgage Loans; and

          WHEREAS, the Owner desires to sell some or all of the Mortgage Loans from time to time (a) to FNMA under its Cash Purchase Program or MBS SWAP Program (Special Servicing Option) (each a "FNMA Transfer"); or (b) to FHLMC under its Freddie Mac Cash Program or Gold PC Program (the "FHLMC
Transfer"); or (c) to GNMA under its MBS Swap Program I (the "GNMA Transfer");or (d) to one or more third party purchasers in one or more whole loan pools (each a "Whole Loan Transfer"); or (e) directly or indirectly, to certain trusts to be formed as part of publicly-issued or privately placed, rated or unrated, mortgage pass-through transactions (each a "Pass-Through Transfer"), in any or all cases (subject to the terms of this Agreement) retaining the Servicer to service the Mortgage Loans.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and Servicer hereby agree as follows:


                                 ARTICLE I
                                 DEFINITIONS

          The following terms are defined as follows (except as otherwise agreed in writing by the parties):

          Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

          Acknowledgment Agreement: The document to be executed by the Owner and the Servicer which document shall amend the Mortgage Loan Schedule attached as Exhibit A hereto to reflect the addition of Mortgage Loans to such Exhibit A and which document reflects the addition of Mortgage Loans which are subject to the terms and conditions of this Agreement.

          Act:  The National Housing Act, as amended from time to time.

          Additional Remittance: With respect to each Mortgage Loan subject to an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer, the portion of the Reconstituted Servicing Fee received by the Servicer under a Reconstitution Agreement which amount shall be equal to the difference between such Reconstituted Servicing Fee and the Servicing Fee set forth herein, which amount shall be remitted to the Owner or its assigns and shall be freely transferable by the Owner or its assigns.

          Additional Remittance Date: The last Business Day of each month of the related Remittance Date under the applicable Reconstitution Agreement.

          Adjustable Rate Mortgage Loan: A Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the Mortgage Note.

          Agency Transfer: The sale or transfer by Owner of some or all of the Mortgage Loans to FNMA under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to FHLMC under its Freddie Mac Cash Program or Gold PC Program, or to GNMA under its MBS Swap Program, retaining the Servicer as "servicer" thereunder.

          Agreement: This Flow Servicing Agreement and all amendments hereof and supplements hereto.

          Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Owner shall retain all Ancillary Income with the exception of optional insurance and administrative fees payable as a direct result of the Servicer's efforts.

          Applicable Agency: With respect to Conventional Loans, FNMA, and with respect to FHA Loans or VA Loans, GNMA.

          Appraised  Value:   The value  set  forth in  an appraisal  made in
connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

          Assignment Fee: The Assignment Fee indicated on the applicable Acknowledgment Agreement, which fee shall be payable within 30 days following the later to occur of (i) the completion of the transfer of all of the applicable Mortgage Loan information onto the Servicer's computer system or
(ii) the receipt by the Owner of an invoice from the Servicer for the Assignment Fee.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

          Best Efforts: Efforts determined to be reasonably diligent by the Owner or Servicer, as the case may be, in its sole discretion. Such efforts do not require the Owner or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Owner or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

          Collateral Pledge and Security Agreement: With respect to each Reconstitution Date, the security agreement to be executed by the Owner and the Servicer, in the form attached hereto as Exhibit H, which agreement shall serve to create a security interest in favor of the Owner and its assigns in the servicing rights related to the Mortgage Loans being reconstituted.

          Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

          Confirmation Agreement: The document to be executed by the Owner and the Servicer and returned by the Servicer to the Owner in accordance with
Section 10.06 within 5 Business Days of receipt of such document from the Owner which document shall confirm the Servicer's acceptance of its engagement to perform servicing responsibilities for the Owner with respect to additional Mortgage Loans.

          Conventional Loan: A conventional residential first or second lien fixed or adjustable rate Mortgage Loan which is neither FHA insured nor VA guaranteed.

          Costs:   For any  Person, any  claims, losses,  damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

          Custodial Account:   The separate account  or accounts created  and
maintained pursuant to Section 3.03.

          Custodial Agreement: The agreement or agreements governing the retention of original Mortgage Loan documents which shall be substantially similar in form and substance to the Custodial Agreement attached as Exhibit F hereto.

          Custodian: The Custodian under the related Custodial Agreement identified in the related Confirmation Agreement and related Acknowledgment Agreement, or its successors in interest or assigns or any successor to the related Custodian under the Custodial Agreement as provided therein.

          Determination  Date:   For each  month  that this  Agreement is  in
effect, the last Business Day of such month as determined by the Servicer on a monthly basis.

          Delinquent Mortgage Loan:   A Mortgage  Loan which is more  than 89
days delinquent (without regard to any applicable grace period).

          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

          Eligible  Investments:   Any one  or  more of  the obligations  and
securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

              (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

             (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or
(ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer pursuant to the FNMA Guides.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:  Any event set forth in Section 9.01.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by FHA under the Act, and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA Loans.

FHA Assigned Mortgage Loan: A Mortgage Loan that has been in default for longer than the applicable FHA grace period and respecting which written notice of an intention to assign has been filed with the FHA, whether or not such Mortgage Loan has in fact been assigned to the FHA.

FHA Insurance Contract: The contractual obligation of FHA respecting the insurance of a Mortgage Loan.

FHA Loan: A residential Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a mortgage insurance certificate.

FHA Mortgage Insurance: Mortgage insurance authorized under the Act and provided by the FHA.

FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to the FNMA Guides.

First Remittance Date: With respect to each Mortgage Loan, the 10th day of the month following the month in which the related Transfer Date occurs, or if such 10th day is not a Business Day, the first Business Day immediately following such 10th day.

Fixed Rate Mortgage Loan: Any individual Mortgage Loan serviced pursuant to this Agreement wherein the Mortgage Interest Rate set forth in the Mortgage
Note is fixed for the term of such Mortgage Loan.

FNMA:  The Federal National Mortgage Association, or any successor thereto.

FNMA Guides: The FNMA Selling Guide and the FNMA Servicing Guide and all amendments or additions thereto.

GNMA: The Government National Mortgage Association, or any successor thereto.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Initial Transfer Date: The first Transfer Date with respect to servicing of Mortgage Loans hereunder.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property including FHA insurance proceeds and/or VA guaranty proceeds.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) which was due on the Mortgage Loan, and (i) which was delinquent at the close of business on the immediately preceding Determination Date and (ii) which was not the subject of a previous Monthly Advance.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in the FNMA Guides.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage
Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO
Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

Mortgage Loan Schedule: A schedule of certain Mortgage Loans setting forth information with respect to such Mortgage Loans, which schedule supplements this Agreement and becomes part of Exhibit A hereof on the related Transfer Date to reflect the addition of such Mortgage Loans to the terms of this Agreement.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Sale Proceeds: The proceeds from the sale of REO Property, net of all expenses incurred by the Servicer in connection with such sale, including, without limitation, legal fees and expenses, referral fees, brokerage commissions, conveyance taxes and any other related expense.

Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Owner, and delivered to the Servicer as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

Owner: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or its successors in interest and assigns.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Servicer as "servicer" (with or without a master servicer) thereunder.
Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Reconstituted Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Prior Servicer: Any prior servicer (other than the Servicer) of any or all of the Mortgage Loans.

Qualified Depository: A depository the accounts of which are insured by the FDIC and the debt obligations of which are rated in the two highest categories by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and meets such requirements as are necessary for any Reconstitution Agreement. The Servicer shall be deemed to be a Qualified Depository under this Agreement so long as it meets the applicable requirements of FNMA.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA, FHLMC and GNMA.

Reconstitution Agreements: The agreement or agreements entered into by the Owner, the Servicer, FNMA, FHLMC or GNMA or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer, a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a FNMA Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by FNMA with respect to a FNMA Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by FHLMC with respect to a FHLMC Transfer, (iii) any and all documents as set forth in the GNMA Mortgage-Backed Securities Guide, and any and all servicing agreements and tri-party agreements reasonably required by GNMA with respect to a GNMA Transfer, (iv) a pooling and servicing agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer and (iv) a seller's warranties and servicing agreement or a sale and servicing agreement and related custodial agreement and closing documents with respect to a Whole Loan Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans and shall provide for a Reconstituted Servicing Fee to the Servicer, net of any guarantee fees due FNMA, FHLMC or GNMA, if applicable, at least equal to the Servicing Fee due the Servicer in accordance with this Agreement or the Reconstituted Servicing Fee required pursuant to the Reconstitution Agreement, whichever is greater. The Reconstituted Servicing Fee and the form of relevant Reconstitution Agreement to be entered into by the Owner and/or master servicer or trustee and the Servicer with respect to Pass-Through Transfers and/or Whole Loan Transfers shall be reasonably satisfactory in form and substance to the Owner and the Servicer (giving due regard to any rating or master servicing requirements and the provisions of
Section 9.02 hereof) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans, other than the obligation to remit the Additional Remittance in accordance with the provisions set forth in Section 7.07 hereof and the right of the Owner to cause a transfer of the servicing responsibilities to the Mortgage Loans and/or REO Properties in accordance with Section 7.08 hereof.

Reconstituted Servicing Fee: With respect to each reconstituted Mortgage Loan that is subject to a Reconstitution Agreement, the monthly fee to which the Servicer thereunder is entitled, which shall be equal to the servicing fee specified in the applicable Reconstitution Agreement.

REMIC:  A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

Remittance Date: The 10th day (or if such 10th day is not a Business Day, the first Business Day immediately following) of any month, following the First Remittance Date.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.11.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, pursuant to
Section 3.11.

Servicer: Aurora Loan Services Inc. or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided. Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FNMA Guides.

   Servicing Fee: With respect to each Mortgage Loan that has not been removed from this Agreement as part of an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer, and with respect to each Mortgage Loan that has been removed from this Agreement as part of an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer and subsequently repurchased by the Owner pursuant to Section 7.05 hereof and again becoming subject to this Agreement, the servicing fee shall be, with respect to each (i) fixed rate Mortgage Loan, an amount equal to $10.00 per month; (ii) adjustable rate Mortgage Loan, an amount equal to $11.00 per month; and (iii) Delinquent Mortgage Loan, an amount equal to $40.00 per month. Such fee shall be payable monthly and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced pursuant to this Agreement.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Owner by the Servicer.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Set-Up Fee: The set-up fee indicated on the applicable Acknowledgment Agreement, which fee shall be payable within 30 days following the later to occur of (i) the completion of the transfer of all of the applicable Mortgage Loan information onto the Servicer's computer system or (ii) the receipt by the Owner of an invoice from the Servicer for the Set-Up Fee.

Transfer Date: The date or dates upon which the Servicer commences the servicing responsibilities with respect to Mortgage Loans in accordance with the terms set forth herein which dates shall be as set forth in the related Confirmation Agreement and Acknowledgment Agreement.

VA: The Veterans Administration, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

VA Loan: A Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a Loan Guaranty Certificate, or a Mortgage Loan which is a vendee loan sold by the VA.

VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

VA Loan Guaranty Certificate: The certificate evidencing a VA Loan Guaranty Agreement.

VA Regulations: Regulations promulgated by the Veteran's Administration pursuant to the Servicemen's Readjustment Act, as amended, codified in 38



Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller's warranties and servicing agreement or a participation and servicing agreement, retaining the Servicer as "servicer" thereunder.


                                  ARTICLE II


     OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

          Section 2.01.  Contract for Servicing; Possession of Servicing
                         Files.

The Owner, by execution and delivery of this Agreement (and the related Acknowledgment Agreement and Confirmation Agreement), does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before each Transfer Date, the Owner shall cause to be delivered or will use its Best Efforts to cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the related Mortgage Loan Schedule to the Servicer to be held in trust for the Owner pursuant to this Agreement. On or before each Transfer Date, the Owner shall, with respect to the Mortgage Loans on the related Mortgage Loan Schedule, execute and deliver an Acknowledgment Agreement in the form attached hereto as Exhibit B-1, which Acknowledgment Agreement shall be executed and delivered simultaneously by the Servicer to the Owner. Each Servicing File delivered to the Servicer shall be held by the Servicer in order to service the Mortgage Loans pursuant to this Agreement and are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Owner for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Owner. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

    Section 2.02.   Books and Records.

Record title to each Mortgage and the related Mortgage Note shall, at the Owner's option, remain in the name of (i) the Servicer or (ii) in the name as the Owner shall designate. Subject to Section 3.01(a) hereof, the Owner, its designee or the Servicer shall prepare or cause to be prepared and record or cause to be recorded any Assignments of Mortgage required pursuant to this
Section 2.02. and shall pay all necessary fees associated with the preparation and recording of the Assignments of Mortgage. Notwithstanding the foregoing, the Servicer shall cooperate with the Owner in the Owner's preparation and recording of any and all Assignments of Mortgage. Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all Reconstitution Agreements. All rights arising out of the Mortgage Loans shall be vested in the Owner. All funds received on or in connection with a Mortgage Loan shall be received and held by the Servicer in trust for the benefit of the Owner as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

          Section 2.03.  Commencement of Servicing Responsibilities.

On each Transfer Date, the Owner shall appoint the Servicer to perform, and the Servicer shall assume and accept such appointment for, all servicing responsibilities for the related Mortgage Loans on the related Mortgage Loan Schedule. The engagement of the Servicer to perform the servicing responsibilities hereunder is not mandatory and is expressly conditioned upon the acquisition of the related Mortgage Loans by the Owner, the election of the Owner respecting the engagement of the Servicer to perform the related servicing responsibilities and the election, in the manner hereinafter set forth, of the Servicer to accept such transfer.

Upon the Owner's determination in its sole discretion to engage the Servicer to perform the servicing responsibilities with respect to Conventional Loans, FHA Loans and/or VA Loans pursuant to the terms of this Agreement, the Owner shall execute a Confirmation Agreement in the form attached as Exhibit B-2 hereto, and deliver the same to the Servicer. The Owner shall notify the Servicer by telephone of its determination to transfer such servicing responsibilities to the Servicer and shall deliver the Confirmation Agreement to the Servicer within 2 Business Days of such verbal notification. The Servicer may elect to accept or reject on an all or nothing basis such engagement to perform the servicing responsibilities with respect to the additional Conventional Loans, FHA Loans and/or VA Loans by either (i) in the case of an acceptance, executing the Confirmation Agreement and delivering the same to the Owner in accordance with Section 10.06 within 5 Business Days of receipt of such Confirmation Agreement, or (ii) in the case of a rejection, by written notification thereof delivered to the Owner in accordance with Section 10.06 within 5 Business Days of receipt of such Confirmation Agreement.

          Section 2.04.  Owner Covenants Regarding Transfer of Servicing.

On or before each Transfer Date the Owner shall use its Best Efforts to cause the Prior Servicer to effectuate and evidence the transfer of the servicing of the related Mortgage Loans from the Prior Servicer to the Servicer including the following:

          (a) Notice to Mortgagors. The Owner shall use its Best Efforts to cause the Prior Servicer to mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the servicing thereof to the Servicer, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act. The Owner shall use its Best Efforts to cause the Prior Servicer to promptly provide the Servicer with copies of all such notices.

          (b) Notice to Taxing Authorities and Insurance Companies and HUD (if applicable). The Owner shall use its Best Efforts to cause the Prior Servicer to transmit to the applicable taxing authorities and insurance companies (including PMI Policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Servicer and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Servicer from and after the related Transfer Date. The Owner shall use its Best Efforts to cause the Prior Servicer to promptly provide the Servicer with copies of all such notices. With respect to FHA Loans, in addition to the requirements set forth above, the Owner shall use its Best Efforts to cause the Prior Servicer to provide notice to HUD on HUD Form 92080 or such other form prescribed by HUD.

          (c) Delivery of Servicing Records. The Owner shall use its Best Efforts to cause the Prior Servicer to forward to the Servicer all Servicing Files and any other Mortgage Loan documents in the Prior Servicer's possession relating to each Mortgage Loan.

          (d) Escrow Payments. The Owner shall use its Best Efforts to cause the Prior Servicer to provide the Servicer with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans. The Owner shall use its Best Efforts to cause the Prior Servicer to provide the Servicer with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Servicer to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Owner shall use its Best Efforts to cause the Prior
Servicer to wire the Servicer the amount of any agency or trustee Mortgage Loan payments, any prepaid Mortgage Loan payments and all other similar amounts held by the Prior Servicer.

          (e) Payoffs and Assumptions. The Owner shall use its Best Efforts to cause the Prior Servicer to provide to the Servicer copies of all assumption and payoff statements generated by the Prior Servicer on the Mortgage Loans.

          (f) Mortgage Payments Received Prior to Transfer Date. The Owner shall use its Best Efforts to cause the Prior Servicer to apply all payments received by the Prior Servicer on each Mortgage Loan prior to the related Transfer Date to the account of the particular Mortgagor.

          (g) Mortgage Payments Received After Transfer Date. The Owner shall use its Best Efforts to cause the Prior Servicer to forward the amount of any Monthly Payments received by the Prior Servicer after the related Transfer Date to the Servicer by overnight mail on the date of receipt. The Owner shall use its Best Efforts to cause the Prior Servicer to notify the Servicer of the particulars of the payment, which notification requirement shall be satisfied if the Prior Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Servicer. The Owner shall use its Best Efforts to cause the Prior Servicer to assume full responsibility for the necessary and appropriate legal application of Monthly Payments received by the Prior Servicer after the related Transfer Date with respect to Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to endorsement of a Monthly Payment to the Servicer with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions.

          (h) Reconciliation. The Owner shall use its Best Efforts to cause the Prior Servicer to, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Servicer. Any such monetary adjustments will be transferred between the Prior Servicer and the Servicer as appropriate.

          (i) IRS Forms. The Owner shall use its Best Efforts to cause the Prior Servicer to file all IRS forms 1098, 1099, 1099A or 1041 and K-1, or any successor forms thereto, which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the Mortgage Loans for the current calendar year. The Owner shall use its Best Efforts to cause the Prior Servicer to provide copies of such forms to the Servicer or the Mortgagors upon request and shall use its Best Efforts to cause the Prior Servicer to reimburse the Servicer for any costs or penalties incurred by the Servicer due to the Prior Servicer's failure to comply with this paragraph.

          Section 2.05.  Custodial Agreement.

          With respect to all Mortgage Loans which become subject to this Agreement, pursuant to the related Custodial Agreement as identified in the related Confirmation Agreement and related Acknowledgment Agreement, the Owner shall deliver and release to the related Custodian on or prior to each Transfer Date those Mortgage Loan documents required by the Custodial Agreement with respect to each Mortgage Loan, a list of which is set forth in
Section 2 of the Custodial Agreement. In the event of any conflict, inconsistency or discrepancy between any of the provisions of this Agreement and any of the provisions of the Custodial Agreement, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.

          On or prior to each Transfer Date, the related Custodian shall have certified its receipt of all Mortgage Loan documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the trust receipt and initial certification of the related Custodian in the form annexed to the Custodial Agreement. The Owner shall be responsible for, as and when due, any and all initial document review fees, initial and final certification fees and recertification fees and any costs associated with correcting any deficiencies identified in connection with such review(s). The Owner shall be responsible for maintaining the Custodial Agreement and shall pay all other fees and expenses of the related Custodian including but not limited to, (i) any and all annual and warehousing fees, (ii) any and all termination fees in the event the related Custodian is terminated by the Owner, except that the Servicer shall pay such termination fees in the event the related Custodian is terminated pursuant to the Servicer's request and (iii) any and all fees due in connection with the deposit or retrieval of a Mortgage Loan document or documents (collectively, the "Custodial Fees"). With respect to any Mortgage Loans which become subject to an Agency Transfer, upon the request of the Servicer the Owner shall terminate the related Custodian and be responsible for any related termination fees; provided, however, that the Servicer shall (A) appoint a successor custodian that meets the requirements of the related Reconstitution Agreement (such successor custodian may be the Servicer if permitted under such Reconstitution Agreement) and (B) from and after the date of such termination be responsible for any and all fees and expenses of the successor custodian. Notwithstanding the foregoing, in the event that the Servicer acquires the Servicing Rights to any or all the Mortgage Loans pursuant to Section 7.01, all Custodial Fees associated with such Mortgage Loans shall be paid by the Servicer.

          The Servicer shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within one week of their execution, provided, however, that the Servicer shall provide the related Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation. If such copy has not been returned by the applicable recording office within sixty days of its submission, the Servicer shall notify the Owner and the related Custodian of such delinquency, demonstrating that the Servicer has used its Best Efforts to obtain such copy (the "Delinquent Document"). Upon adequate demonstration of a Best Efforts attempt by the Servicer to obtain the Delinquent Document, the Owner shall, in its sole discretion, extend the time period for the receipt of the Delinquent Document for a reasonable time period by which it is reasonably expected that the Delinquent Document will be received.


                                 ARTICLE III


                       SERVICING OF THE MORTGAGE LOANS

          Section 3.01   Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the related Transfer Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices, including taking all actions that a mortgagee is permitted or required to take by the FHA or VA, with respect to FHA Loans and VA Loans, as the case may be. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in strict compliance with the servicing provisions related to the FNMA MBS Program (Special Servicing Option) of the FNMA Guides, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance, the maintenance of mortgage impairment insurance, the maintenance of a Fidelity Bond and Errors and Omissions Insurance, inspections, the restoration of Mortgaged Property, the maintenance of PMI Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, REO reports, liquidation reports, and reports of foreclosures and abandonments of
Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the FNMA Guides, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.

It is understood and agreed that the Owner shall approve all foreclosures for which approval would be necessary by the Applicable Agency prior to the commencement of any foreclosure proceedings and that the Owner must approve any and all advances with respect to foreclosures made by the Servicer in excess of 20% of the outstanding principal balance of the applicable Mortgage Loan. In the event that Owner does not disapprove of any such advance or foreclosure within three (3) days of receipt of notice of such advance or foreclosure, then the Owner is deemed to have approved such advance or foreclosure.

Notwithstanding the foregoing paragraph, the Owner and the Servicer hereby agree as follows:

              (a) As per the terms of the applicable Acknowledgment Agreement, either (i) the Owner or the Owner's designee or (ii) the Servicer, for an Assignment Fee, shall (A) prepare or cause to be prepared all Assignments of Mortgage, (B) record or cause to be recorded all Assignments of Mortgage, (C) shall pay the recording costs associated with the Mortgage Loans associated with this Acknowledgment Agreement and/or (D) shall track such Assignments of Mortgage to ensure they have been recorded for the Assignment Fee set forth on the applicable Acknowledgment Agreement.

              (b) The Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage of the transfer of the servicing thereto to the Servicer.

              (c) The Servicer shall be responsible for the preparation and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

              (d)   The Owner shall retain all Ancillary Income.
Prior to a Mortgage Loan becoming subject to a Reconstitution Agreement and consistent with the terms of this Agreement, the Servicer may (i) waive, modify or vary any term of any Mortgage Loan or (ii) consent to the postponement of strict compliance with any such term or (iii) in any manner grant indulgence to any Mortgagor, if such modification would not require the notification to and/or consent by the Applicable Agency, without the prior consent of the Owner. Where such notification to and/or consent by the Applicable Agency is required for any such modification, the Servicer must first obtain the prior written consent of the Owner before making such modification. In the event that the Owner does not disapprove of any such modification within ten (10) days of receipt of a request for consent to such modification, then the Owner is deemed to have consented to such modification. Notwithstanding the foregoing, once a Mortgage Loan becomes subject to a Reconstitution Agreement, the Servicer may not (i) waive, modify or vary any term of any Mortgage Loan or (ii) consent to the postponement of strict compliance with any such term or (iii) in any manner grant indulgence to any Mortgagor without first obtaining the prior written consent of the applicable Persons required thereunder.

Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the FHA Loans and VA Loans, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations, the Servicemen's Readjustment Act, the VA Regulations and administrative guidelines issued thereunder or pursuant thereto, and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the payment of any fees, premiums and charges and the timely giving of notices.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the FNMA Guides, the FHA Regulations and the VA Regulations, and the Owner's reliance on the Servicer.

     Section 3.02   Collection of Mortgage Loan Payments.

Continuously from the related Transfer Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 3.03   Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors". The Custodial Account shall be established with a
Qualified Depository. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.10 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such certification or letter agreement shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Transfer Date:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

          (iii)  all Liquidation Proceeds;

          (iv)   all Insurance Proceeds;

          (v)

          (vi)(vii)          (i)    all Ancillary Income;

          (viii) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

          (ix)  any amount required to be deposited in the Custodial Account;

          (x) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy; and

          (xi) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds.

Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

          Section 3.04   Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (i) to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

          (i) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;


          (i)  to pay  itself interest  on funds  deposited in  the Custodial
Account;

          (ii) to clear and terminate the Custodial Account upon the termination of this Agreement;

          (iii) to transfer funds to another Qualified Depository in accordance with Section 3.10 hereof; and

          (iv) to invest funds in certain Eligible Investments in accordance with Section 3.10 hereof.

          (v)

          (vi)(vii)

          Section 3.05   Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit D. A copy of such certification or letter agreement shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i)
all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii)
all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.
The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section
3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 3.06 Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;


          (ii)(iii) (i) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (v) for application to restoration or repair of the Mortgaged Property in accordance with the FNMA Guides;

          (vi) for transfer to the Custodial Account of fire and hazard insurance proceeds and Escrow Payments with respect to any FHA Loan or VA Loan, where the FHA or the VA, respectively, has directed application of funds as a credit against the proceeds of the FHA Insurance Contract or VA Loan Guaranty Agreement;

          (vii) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

          (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

          Section 3.07   Maintenance of FHA Mortgage Insurance and VA
                         Guaranty.

With respect to FHA Loans and VA Loans, the Servicer shall maintain and keep the FHA Mortgage Insurance and the VA Guaranty, respectively, in full force and effect throughout the term of this Agreement and discharge its obligations arising out of FHA Mortgage Insurance and the VA Guaranty Certificate. The Servicer hereby agrees that it shall be liable to the Owner for any loss, liability or expense incurred by the Owner by reason of any FHA Mortgage Insurance or VA Guaranty being voided, reduced, released or adversely affected by reason of the negligence or willful misconduct of the Servicer. The Servicer will service and administer the Mortgage Loans in accordance with the obligations of mortgagees under the Act and the applicable regulations thereunder and under the Servicemen's Readjustment Act and VA Regulations and will discharge all obligations of the mortgagee under each Mortgage Loan including, with respect to FHA Loans and VA Loans, paying all FHA and VA insurance premiums, fees or charges, as required, and, subject to the right to assign the Mortgage Loan to the FHA or VA, as the case may be, will take all action reasonably necessary to preserve the lien of such Mortgage, including, the defense of actions to challenge or foreclose such lien.

     Section 3.08   Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

          Section 3.09   Completion and Recordation of
                 Assignments of Mortgage and FHA and VA
                 Change Notices.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected (subject to Section 3.01(a)) at either the Servicer's, Owner's or its designee's expense. At the Owner's direction, the Servicer shall cause the endorsements on the Mortgage Note, the Assignments of Mortgage (subject to Section 3.01(a)), the assignment of security agreement and the HUD form 92080 Mortgage Record Change with respect to all FHA Loans to be completed, and shall give notice to the VA of a transfer of insurance credits, if applicable, with respect to VA Loans on the form prescribed by the VA.

     Section 3.10   Protection of Accounts.
                    ______________________

The Servicer may transfer the Custodial Account or the Escrow Account to a
different  Qualified Depository from  time to time.   Such  transfer shall be
made only upon obtaining the consent of the Owner, which consent shall not be withheld unreasonably.

The Servicer shall bear any expenses, losses or damages sustained by the Owner if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

     Section 3.11   Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner, or in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than two years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Owner shall be entered into with respect to such purchase money mortgage. Notwithstanding anything herein to the contrary, the Servicer shall not be required to provide financing for the sale of any REO Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

Subject to the approval of the Owner as described in this paragraph, the disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Owner of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Owner shall be deemed to have approved the sale of any REO Property unless the Owner notifies the Servicer in writing, within 1 Business Day after its receipt of the related Notice of Sale, that it disapproves of the related sale. With respect to any REO Property, upon a REO Disposition, the Servicer shall be entitled to retain from REO Disposition Proceeds a disposition fee equal to the lesser of (A) 1.5% of the Net Sale Proceeds or (B) $1,250; provided, however, that (1) in the event that the REO Disposition Proceeds exceed $25,000, such disposition fee shall not be less than $500 and (2) in the event that the REO Disposition Proceeds are $25,000 or less, such disposition fee shall be equal to $250. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. After the expenses of such disposition shall have been paid, the Servicer shall submit a reasonably detailed invoice for reimbursement of Servicing Advances it incurred thereunder. Such invoice shall be submitted on a monthly basis according to Section 5.02 hereof.

The Servicer shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the FNMA Guides. The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section
3.11 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

          Section 3.12   Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Owner on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Owner shall reasonably request.



                                  ARTICLE IV

                              PAYMENTS TO OWNER

          Section 4.01   Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to
Section 3.04).

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

          Section 4.02   Statements to Owner.

Not later than the Remittance Date, the Servicer shall furnish to the Owner
(a) a monthly remittance advice containing such information in the form of FNMA form 2010 or such other form as shall be required by the FNMA Guides or by the Owner as to the accompanying remittance and the period ending on the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to Owner.

In addition, not more than 60 days after the end of each calendar year, commencing December 31, 1997, the Servicer shall furnish to each Person who was an Owner of the Mortgage Loans at any time during such calendar year as required by applicable law or if not required by applicable law, at the request of the Owner as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

Beginning with calendar year 1998, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the portion of the tax year 1997 and the portion of subsequent tax years for which the Servicer has serviced some or all of the Mortgage Loans hereunder as such returns, information statements or other filings are required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

          Section 4.03   Monthly Advances by Servicer.

Subject to Section 7.03, the Servicer shall have no obligation to advance any amounts constituting delinquent principal and interest payments with respect to the Mortgage Loans.



                                  ARTICLE V

                         GENERAL SERVICING PROCEDURES

          Section 5.01   Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month. Such Servicing Fee shall be payable monthly.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

In addition to the servicing compensation that the Servicer shall receive pursuant to this Section 5.01, the Owner reserves the right, but not the obligation, to pay to the Servicer, in the Owner's sole discretion, an incentive fee based upon the quality level at which the Servicer performs its obligations pursuant to this Agreement. Such incentive fee shall be payable, if any, in an amount and at a time specified by the Owner in its sole discretion.

Section 5.02  Reimbursement of Servicing Advances.

The Owner shall reimburse the Servicer for Servicing Advances on a monthly basis within 10 Business Days following the receipt from the Servicer of reasonably detailed written invoices for any Servicing Advances along with reasonably detailed supporting documentation in connection therewith. The Servicer shall deliver such invoices and documentation, upon the request of the Owner, at the time it delivers statements to the Owner in accordance with
Section 4.02 hereof.


                                  ARTICLE VI


                         REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS

          Section 6.01. Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions
contemplated  hereby,   hereby  makes   the  following   representations  and
warranties to the Owner as of each Transfer Date:

Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses, or is in the process of obtaining all licenses (which in any event will be received by December 31, 1997), necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

No Litigation Pending.  There is no action, suit, proceeding or investigation
(a)(b)(c)pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such consent, approval, authorization or order will be obtained prior to December 31, 1997;

Ability to Service. The Servicer is or will be prior to December 31, 1997 an FHA Approved Mortgagee, a VA Approved Lender and an approved seller/servicer of conventional residential mortgage loans for FNMA, FHLMC or GNMA, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is or will be prior to December 31, 1997 in good standing to service mortgage loans for the FHA and the VA and either FNMA, FHLMC or GNMA;

No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Owner.

          Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of each Transfer Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Owner. Upon discovery by either the Servicer or the Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Owner, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section
6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Owner's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer, subject to the approval of the Owner, which approval shall be in the Owner's sole discretion. Such assignment shall be made in accordance with Sections 10.01 and 10.02.

In addition, the Servicer shall indemnify the Owner and hold it harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Owner respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Owner to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Owner for compliance with this Agreement.

          Section 6.03.  Representations and Warranties of the Owner.

The Owner, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Servicer as of each Transfer Date:

(a) Due Organization and Authority. The Owner is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted; the Owner has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Owner and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Owner; and all requisite corporate action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Owner;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the conveyance of the servicing responsibilities to the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Owner's charter or by-laws or any legal restriction or any agreement or instrument to which the Owner is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject, or impair the value of the servicing contract consummated hereby;

              (d) Ability to Perform. The Owner does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

              (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Owner which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Owner, or in any material impairment of the right or ability of the Owner to carry on its business substantially as now conducted, or in any material liability on the part of the Owner, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Owner contemplated herein, or which would be likely to impair materially the ability of the Owner to perform under the terms of this Agreement;

              (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Owner of or compliance by the Owner with this Agreement, or if required, such approval has been obtained prior to each Transfer Date;

              (g) Ownership. The Owner is the sole owner and holder of the Mortgage Loans. With respect to each Mortgage Loan which becomes subject to this Agreement on a Transfer Date, the servicing responsibilities contracted for as of the relevant Transfer Date have not been assigned or pledged, and, the Owner has good and marketable interest therein, and has full right to transfer the servicing responsibilities to the Servicer free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest, or agreement with, any other party, (other than any notice required by law, regulation or otherwise, to be delivered to the Mortgagors) to assign the servicing responsibilities pursuant to this Agreement; and

              (h) No Commissions to Third Parties. The Owner has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Servicer.


          Section 6.04. Remedies for Breach of Representations and Warranties of the Owner.

It is understood and agreed that the representations and warranties set forth in Section 6.03 shall survive the engagement of the Servicer to perform the servicing responsibilities as of each Transfer Date and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Servicer. Upon discovery by either the Servicer or the Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the servicing contract established herein or the interest of the Servicer, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Owner of any breach of a representation or warranty set forth in Section 6.03 which materially and adversely affects the value of the servicing contract, the Owner shall use its Best Efforts promptly to cure such breach in all material respects.

The Owner shall indemnify the Servicer and hold it harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, (i) a breach of the Owner representations and warranties contained in this Agreement; (ii) actions or omissions of a Prior Servicer; and (iii) the failure of the Owner to cause any event to occur which requires its "Best Efforts" under this Agreement. It is understood and agreed that the obligation of the Owner to indemnify the Servicer pursuant to this Section 6.04 constitutes the sole remedy of the Servicer respecting a breach of the foregoing representation and warranties.

Any cause of action against the Owner relating to or arising out of the breach of any representations and warranties made in Section 6.03 shall accrue upon (i) discovery of such breach by the Owner or notice thereof by the Servicer to the Owner, (ii) failure by the Owner to cure such breach within the applicable cure period, and (iii) demand upon the Owner by the Servicer for compliance with this Agreement.

                                 ARTICLE VII


         AGENCY TRANSFER; WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

          Section 7.01. Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer on One or More Reconstitution Dates.

The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, from time to time the Owner may, in its sole discretion choose to reconstitute a portion or all of the Mortgage Loans effecting any of the following:

          (1)
An Agency Transfer, and/or

          (2)
A Whole Loan Transfer, and/or

          (3)
A Pass-Through Transfer.

In connection with the foregoing, the Owner shall offer to sell the Servicing Rights to the Servicer at a price specified by the Owner with respect to the affected Mortgage Loans (each offer a "Purchase Offer"). The Servicer shall, upon receipt of a Purchase Offer, have three (3) Business Days to accept the terms of such Purchase Offer (the "Acceptance Period"). If the Servicer fails to accept the Purchase Offer by the expiration of the Acceptance Period, the Purchase Offer shall be deemed rejected by the Servicer and the Owner shall have the right to offer the Servicing Rights to any third party upon comparable terms. Subject to Section 10.01, on the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement, except with respect to the obligation to remit the Additional Remittance in accordance with the provisions set forth herein and the right of the Owner to cause a transfer of the servicing responsibilities with respect to the Mortgage Loans and/or REO Properties in accordance with Sections 7.07 and 7.08, respectively.

The Servicer shall cooperate with the Owner in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer contemplated by the Owner pursuant to this Section 7.01. In that connection, the Servicer shall
(a) execute any Reconstitution Agreement within a reasonable period of time after receipt thereof which time shall be sufficient for the Servicer and Servicer's counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to FNMA, FHLMC, GNMA, the trustee or a third party purchaser, as the case may be, subject to any Reconstitution Agreement and/or the Owner: (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner shall reasonably request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by FNMA, FHLMC, GNMA, the trustee, such third party purchaser, any master servicer, any rating agency or the Owner, as the case may be, in connection with such transactions. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Servicer shall notify the Owner in writing of the estimated amount of such expense. The Owner shall reimburse the Servicer for any such expense following its receipt of appropriate details thereof.

In accordance with Section 3.01(a) hereof, as per the terms of the applicable Acknowledgment Agreement, either (i) the Owner or the Owner's designee or
(ii) the Servicer, for an Assignment Fee, shall (A) prepare or cause to be prepared and record or cause to be recorded all Assignments of Mortgage in blank from the then mortgagee of record, acceptable to FNMA, FHLMC, GNMA, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer and shall pay the recording costs associated therewith and/or (B) shall track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by FNMA, FHLMC, GNMA, the trustee or such third party, as the case may be, upon the Servicer's receipt thereof. Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any note endorsements in connection with any and all Reconstitution Agreements.

With respect to FHA Loans, prior to the related Reconstitution Date, the Servicer shall prepare a HUD form 92080 Mortgage Record Change for each FHA Loan. With respect to each VA Loan, prior to the related Reconstitution Date, if applicable, the Servicer shall give notice to the VA of a transfer of insurance credits with respect thereto.

All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

          Section 7.02. Additional Indemnification by the Servicer; Third Party Claims.

The Servicer shall indemnify the Owner and hold it harmless against any and all Costs that the Owner may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01 or (ii) the failure of the Servicer to cause any event to occur which requires its "Best Efforts" under this Agreement. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify FNMA, FHLMC, GNMA, the trustee or other relevant third party with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim and follow any written instructions received from the Owner in connection with such claim. The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the
Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or any Reconstitution Agreement. In the event a dispute arises between the Servicer and the Owner with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

          Section 7.03   Monthly   Advances,   Compensating    Interest   and
                    Servicing Fees after Reconstitution.

Notwithstanding anything contained herein to the contrary, in connection with
(a) a Pass-Through Transfer, the Servicer shall make Monthly Advances through the Remittance Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loans or such earlier time period as set forth in the related Reconstitution Agreement, (b) an Agency Transfer, the Servicer shall make Monthly Advances as required by FNMA, FHLMC or GNMA, as applicable, and (c) a Whole Loan Transfer, the Servicer shall make Monthly Advances through the Remittance Date immediately preceding the date that such Mortgage Loan becomes REO Property.

Notwithstanding anything contained herein to the contrary, in connection with a Reconstitution Agreement, the Servicing Fee as set forth on the applicable Acknowledgment Agreement and/or Confirmation Agreement of each reconstituted Mortgage Loan shall be changed upon reconstitution to the Reconstituted Servicing Fee.

Notwithstanding anything contained herein to the contrary, following a Reconstitution Agreement, with respect to each Principal Prepayment of reconstituted Mortgage Loans, the Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor;

          Section 7.04 Maintenance of Custodial and Escrow Accounts after Reconstitution.

Notwithstanding anything herein to the contrary, in connection with (a) a Pass-Through Transfer, the Servicer shall maintain Custodial Accounts and Escrow Accounts in accordance with the related master servicer's requirements, and pursuant to the related Reconstitution Agreement, (b) an Agency Transfer, the Servicer shall maintain Custodial Accounts and Escrow Accounts in accordance with the requirements of FNMA, FHLMC or GNMA, as applicable, and (c) a Whole Loan Transfer, the Servicer shall maintain
Custodial Accounts and Escrow Accounts in accordance with terms that are substantially similar to the terms of this Agreement. For purposes of this paragraph, the obligation to maintain Custodial Accounts and Escrow Accounts includes the obligation of the Servicer to remove amounts from such accounts that exceed the amount fully insured by the FDIC, if required by the applicable investor. In connection with any Pass-Through Transfer, Agency Transfer, or Whole Loan Transfer the Servicer shall be obligated to maintain the related Custodial Accounts and Escrow Accounts with such institutions required by the applicable investor, which institutions might not include the Servicer.

          Section 7.05.  Owner's Repurchase and Indemnification Obligations.

Upon receipt by the Servicer of notice from FNMA, FHLMC, GNMA or other such third party purchaser of a breach of any Owner representation or warranty contained in any Reconstitution Agreement or a request by FNMA, FHLMC, GNMA, the trustee or such third party purchaser, as the case may be, for the repurchase of any Mortgage Loan transferred to FNMA, FHLMC or GNMA pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer, the Servicer shall promptly notify the Owner of same and shall, at the direction of the Owner, use its Best Efforts to cure and correct any such breach and to satisfy the requests or concerns of FNMA, FHLMC, GNMA, the trustee or the third party purchaser related to such deficiencies of the related Mortgage Loans transferred to FNMA, FHLMC, GNMA, the trustee or other such third party purchaser.

The Owner shall repurchase from the Servicer any Mortgage Loan transferred to FNMA, FHLMC or GNMA pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Servicer has been required by FNMA, FHLMC, GNMA, the trustee or such third party purchaser to repurchase due to a breach of a representation or warranty made by the Owner with respect to the Mortgage Loans, or the servicing thereof prior to the related Transfer Date to FNMA, FHLMC, GNMA, the trustee or any third party purchaser in any Reconstitution Agreement and not due to a breach of the Servicer's obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Owner to the Servicer shall equal that repurchase price paid by the Servicer to FNMA, FHLMC, GNMA, the trustee or the third party purchaser plus all reasonable costs and expenses borne by the Servicer in connection with the cure of said breach of a representation or warranty made by the Owner and in connection with the repurchase of such Mortgage Loan from FNMA, FHLMC, GNMA, the trustee or the third party purchaser, including, but not limited to, reasonable and necessary attorneys' fees.

At the time of repurchase, the Custodian and the Servicer shall arrange for the reassignment of the repurchased Mortgage Loan to the Owner according to the Owner's instructions and the delivery to the Custodian of any documents held by FNMA, FHLMC, GNMA, the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Servicer shall, simultaneously with such reassignment, give written notice to the Owner that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Servicer and the Owner shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such repurchase.

    Section 7.06.   Termination Fees after Reconstitution.

In the event that the Servicer acquires the Servicing Rights pursuant to
Section 7.01 hereof, the Servicer shall be entitled to the Reconstituted Termination Fee (as defined below) set forth in the applicable Reconstitution Agreement. In all other cases, the Servicer and the Owner hereby agree and acknowledge that the Owner is the sole owner of the Servicing Rights. In the event that any Reconstitution Agreement provides for a payment of a termination fee (a "Reconstituted Termination Fee") to the Servicer upon the termination of the Servicer as the servicer or as the applicable "seller/servicer" thereunder, the Servicer shall (a) notify the Owner, in writing, upon receipt of notice that the Servicer will be terminated as servicer or "seller/servicer" under such Reconstitution Agreement, and (b) promptly remit to the Owner by wire transfer of immediately available funds the amount of the related Reconstituted Termination Fee if it is received by the Servicer. Upon receipt by the Owner of the Reconstituted Termination Fee, the Owner shall remit to the Servicer, within 10 Business Days, the applicable Termination Fee due to the Servicer, if any, pursuant to Section
9.02 hereof. In addition, the Servicer shall not modify, amend or waive the right to receive a Reconstituted Termination Fee under any Reconstitution Agreement without first obtaining the written consent of the Owner which consent may be withheld by the Owner in its sole discretion. The provisions of this Section 7.06 shall survive the termination of this Agreement.

Section 7.07.  Additional Remittance.

From the applicable Reconstituted Servicing Fee, the Servicer shall retain an amount equal to the Servicing Fee and shall remit the Additional Remittance to the Owner on the Additional Remittance Date. In connection therewith, the Owner and the Servicer shall agree upon a mutually acceptable monthly report to be sent to the Owner or its assigns thereof on or prior to the related Additional Remittance Date. The right to receive the Additional Remittance shall be freely transferable by the Owner and shall be secured by a collateral pledge of the servicing rights associated with the Mortgage Loans being reconstituted.

On each Reconstitution Date, the Owner and the Servicer hereby agree to execute a Collateral Pledge and Security Agreement in form and substance reasonably acceptable to both the Owner and the Servicer and such other agreements and UCC-1's as shall reasonably be required to perfect the Owner's security interest with respect to the servicing rights related to the Mortgage Loans being reconstituted.

With respect to the Mortgage Loans subject to one or more Agency Transfers, Whole Loan Transfers or Pass-Through Transfers, in the event that any party to the Reconstitution Agreement other than the Owner disapproves or terminates the Servicer and selects another servicer to replace the Servicer, then from and after the date of substitution, neither the Servicer nor any successor servicer hereunder shall be under any obligation to remit to the Owner or its assigns any Additional Remittance accruing after the date of substitution. Notwithstanding the foregoing, in the event that the Servicer is terminated without cause under any Reconstitution Agreement, the Owner shall be entitled to receive the sum of all fees, amounts or compensation received by the Servicer under the applicable Reconstitution Agreement in connection with a termination without cause. Additionally, in the event that the Servicer is terminated as a consequence of a breach under any applicable Reconstitution Agreement, the Servicer shall be liable to the Owner for any actual and consequential damages which the Owner may sustain as a consequence of any such termination; provided, however, that the Servicer shall not be obligated to pay such damages to the Owner if the Servicer's termination is directly related to the quality or suitability of the Mortgage Loans subject to any Reconstitution Agreement. In the event that the Servicer judicially contests any termination under a Reconstitution Agreement as a wrongful termination thereunder, the Servicer shall not be obligated to pay damages to the Owner until such time as a judicial determination on such claim is made, provided that the Servicer shall diligently pursue such claim. In the event that the Servicer continues to receive its Servicing Fee under a Reconstitution Agreement during the time in which it is contesting a termination as wrongful, the Servicer shall continue to be obligated to pay the Additional Remittance to the Owner. Notwithstanding the fact that the Servicer's obligation to pay damages if it contests a termination under a Reconstitution Agreement as wrongful shall be delayed until a judicial determination is made, such damages will nevertheless accrue as of the date of termination.

Section 7.08.  Transfer of Servicing Following Reconstitution.

Following a reconstitution of Mortgage Loans or REO Properties, the Owner shall have the right, in its sole discretion, to cause the Servicer at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties associated therewith to the Owner or any designee of the Owner; provided, however, that (i) the Owner shall provide the Servicer with 30 days prior written notice, (ii) such transfer shall be subject to the approval of the Applicable Agency, trustee, master servicer or rating agency with respect to Agency Transfers, Pass-Through Transfers or any relevant third party purchaser with respect to Whole Loan Transfers, (iii) the costs associated with the transfer of servicing pursuant to this Section
7.08 shall not be borne by the Servicer and (iv) the Servicer shall be entitled to the Termination Fee as set forth in Section 9.02. The Servicer agrees to cooperate with the Owner in such transfer of servicing responsibilities and shall comply with the termination procedures set forth in Sections 9.01 and 10.01 hereof.


                                 ARTICLE VIII


                                 THE SERVICER

          Section 8.01.  Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having anet worth ofnot less than$25,000,000, and (ii)which is aFNMA-, FHLMC- , and GNMA-approved servicer in good standing and an FHA approved Mortgagee and a VA Approved Lender.

          Section 8.02   Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner for the reasonable legal expenses and costs of such action.

          Section 8.03   Limitation  on  Resignation  and  Assignment by  the
                         Servicer.

The Owner has entered into this Agreement with the Servicer and subsequent transferees of the Owner will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not assign this Agreement or the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, which consent shall be granted or withheld in the sole discretion of the Owner.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 10.01.

Without in any way limiting the generality of this Section 8.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 9.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.


                                  ARTICLE IX

                                 TERMINATION

          Section 9.01.  Termination for Cause.

              (a) This Agreement shall be terminable at the sole option of the Owner, if any of the following events of default exist on the part of the
Servicer:

(i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

(iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii) the Servicer ceases to meet the qualifications of a FNMA, FHLMC or GNMA lender/servicer or ceases to be an FHA Approved Mortgagee or ceases to be a VA Approved Lender; or

(viii) the Servicer attempts, without the consent of the Owner, to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell
or otherwise dispose of all or substantially (i)       (ii)      (iii)all  of
its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion
t        h        e        r        e        o        f        ;   o        r
(ix) the Company fails to maintain a minimum net worth of $25,000,000.

In each and every such case, so long as an event of default shall not have been remedied, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Owner. Upon written request from the Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice, the Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 9.02.  Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Owner (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer and the Owner in writing. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth at the beginning of this Agreement. The Owner and the Servicer shall comply with the termination procedures set forth in Sections 9.01 and 10.01 hereof. In the event that Servicer is terminated as servicer pursuant Sections 7.06,
7.08 and 9.02(ii), it shall be entitled to a termination fee (the "Termination Fee") equal to $10 per Mortgage Loan then being serviced pursuant to this Agreement.


                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

          Section 10.01  Successor to the Servicer.

Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 6.02, 8.03, 9.01 or 9.02, the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights,  duties and  obligations under  this Agreement,  or
(ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 8.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be an FHA Approved Mortgagee and a VA Approved Lender. In addition, with respect to all FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD form 92080 or such other form as prescribed by HUD, at least 10 days prior to such transfer of servicing. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement without the consent of the Owner. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Owner under Section 6.02 and 7.02, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and
7.02 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity by the Owner, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage, at the discretion of the Owner and, at the Owner's sole expense. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 8.03, 9.01 or 9.02 shall not affect any claims that the Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall
notify  by  mail   the  Owner  of  such appointment  in  accordance  with the procedures set forth in Section 10.06.
          Section 10.02. Closing.

Each closing for the engagement of the Servicer to perform the servicing responsibilities respecting Mortgage Loans shall take place on the related Transfer Date. At the Owner's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

Each closing shall be subject to each of the following conditions:

                    a) all of the representations and warranties of the Servicer and the Owner under this Agreement shall be true and correct as of each Transfer Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                    b) the Owner and Servicer each shall have received, or the Owner's attorneys shall have received in escrow,
                         (i) with respect to the Initial Transfer Date, all Closing Documents as specified in Section 10.03 hereof, and (ii) with respect to all Transfer Dates, the Closing Documents specified in (b), (c) and (i) of Section 10.03 hereof, in such forms as are agreed upon and acceptable to the Servicer and the Owner, duly executed by all signatories as required pursuant to the respective terms thereof; and

                    c) all other terms and conditions of this Agreement shall have been complied with and no default or Event of Default under this Agreement shall have occurred and be continuing for a period of 30 days or more prior to the related Transfer Date.

          Section 10.03. Closing Documents.

The Closing Documents shall consist of fully executed originals of the following documents:

                    with  respect  to   the  Initial   Transfer  Date,   this
                         Agreement;

                    a) with respect to the Initial Transfer Date, the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A, and with respect to each subsequent Transfer Date, a Mortgage Loan Schedule reflecting the additional Mortgage Loans to be serviced by the Servicer and a cumulative Mortgage Loan Schedule, reflecting all Mortgage Loans being serviced by the Servicer from the Initial Transfer Date up to, and including, the related subsequent Transfer Date;

                    b) with respect to each subsequent Transfer Date, an Acknowledgment Agreement in the form of Exhibit B-1 hereto;

                    c)   with  respect  to  the  Initial  Transfer   Date,  a
                         Custodial Account Letter Agreement in the form of Exhibit C hereto;

                    d) with respect to the Initial Transfer Date, an Escrow Account Letter Agreement in the form of Exhibit D hereto;

                    e) with respect to the Initial Transfer Date, an Officer's Certificate of the Servicer, in the form of Exhibit E-1 hereto, including all attachments thereto, and with respect to subsequent Transfer Dates, in the event that any item contained in the most recent Officer's Certificate becomes untrue or at the request of the Owner, an Officer's Certificate in the form of Exhibit E-2 hereto, including all attachments thereto;

                    f)   an  Opinion  of  Counsel   delivered  following  the
                         Initial Transfer Date upon the request of the Owner, in the form of Exhibit G hereto;

                    g)   with  respect  to  the   Initial  Transfer  Date,  a
                         Custodial Agreement;
                         a)             a)   and

                    h) with respect to each Transfer Date, a trust receipt and initial certification of the related Custodian, as required under the Custodial Agreement.

          Section 10.04. Costs.

The Owner shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by the Owner. Subject to Section 3.01(a) the Owner, its designee or the Servicer shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages required on each Reconstitution Date.

          Section 10.05. Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Owner's prior written consent, the purchase price paid by the Owner for the Mortgage Loans and any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

          Section 10.06. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

              (i)   if to the Owner:

                    Lehman Capital, A Division of
                    Lehman Brothers Holdings Inc.
                    Three World Financial Center
                    New York, New York  10285

                    Attention: Manager, Contract Finance
                    Telecopier No.:  (212) 528-6659
                    Telephone No.:  (212) 526-5837

             (ii)   if to the Servicer:

                    Aurora Loan Services Inc.
                    2530 South Parker Road
                    Aurora, Colorado  80014
                    Telecopier No.:  (303) 338-2289
                    Telephone No.:  (303) 745-3661

          Attention:  Rick Skogg

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

Section 10.07.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close aspossibletotheeconomic effectofthisAgreement withoutregardtosuch invalidity.

Section 10.08.  No Personal Solicitation.

From and after each related Transfer Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Mortgage Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Mortgage Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to Servicer's deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Mortgage Loan as a result of a violation of the requirements set forth in this Section 10.08, Servicer hereby agrees to pay to Owner an amount equal to the difference, if any, between the amount that the Owner would have received if it had sold the Mortgage Loan to a third party, and the proceeds received by the Owner as result of such refinancing.

Section 10.09.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 10.10.  Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Owner in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

Section 10.11.  Further Agreements.

The Owner and the Servicer each agree to execute and deliver to the other
such  reasonable  and  appropriate   additional  documents,  instruments   or
agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 10.12.  Intention of the Parties.

It is the intention of the parties that the Owner is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Owner remains the sole and absolute owner of the Mortgage Loans and all rights related thereto.

          Section 10.13. Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer and the Owner and the respective successors and assigns of the Servicer and the Owner. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party without the prior written consent of the Owner, which consent shall be given at the sole discretion of the Owner.

                 Section 10.14.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                 Section 10.15.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 10.16.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

              (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

              (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

              (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

              (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

              (f) the term "include" or "including" shall mean by reason of enumeration.

Section 10.17.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

          LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.
          (Owner)


          By: /s/ Jack E. Desens
            Name:  Jack E. Desens
            Title:  Senior Vice President


          AURORA LOAN SERVICES INC.
                                            (Servicer)
          By: /s/ Rick W. Skogg
            Name:  Rick W. Skogg
            Title:  President



                                  EXHIBIT A

                            MORTGAGE LOAN SCHEDULE

                               (to be provided)


                                 EXHIBIT B-1


                           ACKNOWLEDGMENT AGREEMENT


On this ____ day of ____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner") as the Owner under that certain Flow Servicing Agreement dated as of September 1, 1997, (the "Agreement"), does hereby transfer to Aurora Loan Services Inc. (the "Servicer") as Servicer under the Agreement, the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A. The Servicer hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Servicer by the Owner in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the Transfer Date shall be ___________________.

The Custodial Files shall be held by __________________ ("_____________")
pursuant to that certain Custodial Agreement dated as of _________ __, 199_, among the Owner, the Servicer and ________________.

All other terms and conditions of this transaction shall be governed by the Agreement.

The Set-Up Fee per Mortgage Loan shall be:   $________

Th Termination Fee per Mortgage Loan shall be:    $________

The Servicer shall, as indicated below, (i) prepare or cause to be prepared all Assignments of Mortgage, (ii) record or cause to be recorded all Assignments of Mortgage, (iii) shall pay the recording costs associated with the Mortgage Loans associated with this Acknowledgment Agreement and (iv) shall track such Assignments of Mortgage to ensure they have been recorded for the Assignment Fee per Mortgage Loan indicated below:

Check the appropriate box: (Check only one box)
All items (i) through (iv) above   $_____ plus recording costs.

All items (i) through (iv) above   $_____  (which   fee  includes   recording
                    costs).
Only item (iv) above          $_____.

None of the above.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                 OWNER:

                 LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS
                 HOLDINGS INC.

                 By:
                   Name:
                   Title:

                 SERVICER:

                 AURORA LOAN SERVICES INC.

                 By:
                   Name:
                   Title:



                                 EXHIBIT B-2

                            CONFIRMATION AGREEMENT

On this ____ day of ____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner") as the Owner under that certain Flow Servicing Agreement dated as of September 1, 1997, (the "Agreement"), does hereby express its intention to transfer to Aurora Loan Services Inc. (the "Servicer") as Servicer under the Agreement, the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto on ___________ (the "Transfer Date").

The Servicer hereby agrees to accept on the Transfer Date the servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule and shall begin to service such Mortgage Loans on the Transfer Date in accordance with the provisions of the Agreement.

The Custodial Files shall be held by __________________ ("_____________")
pursuant to that certain Custodial Agreement dated as of _________ __, 199_, among the Owner, the Servicer and ________________.

All other terms and conditions of this transaction shall be governed by the Agreement.

The Set-Up Fee per Mortgage Loan shall be:   $________

Th Termination Fee per Mortgage Loan shall be:    $________

The Servicer shall, as indicated below, (i) prepare or cause to be prepared all Assignments of Mortgage, (ii) record or cause to be recorded all Assignments of Mortgage, (iii) shall pay the recording costs associated with the Mortgage Loans associated with this Acknowledgment Agreement and (iv) shall track such Assignments of Mortgage to ensure they have been recorded for the Assignment Fee per Mortgage Loan indicated below:

Check the appropriate box: (Check only one box)
All items (i) through (iv) above   $_____ plus recording costs.

All items (i) through (iv) above   $_____  (which   fee  includes   recording
                    costs).


Only item (iv) above          $_____

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Confirmation Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

          OWNER:

          LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

          By:
            Name:
            Title:



          SERVICER:


                 AURORA LOAN SERVICES INC.

                 By:
                   Name:
                   Title:





                                  EXHIBIT C

                      CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                  _______ __, 199_

To:       ___________________________

          ___________________________

          ___________________________
         (the "Depository")

As Servicer under the Flow Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.




                 AURORA LOAN SERVICES INC.


                 By:
                   Name:
                   Title:



The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.



                    Depository

          By:

          Name:

          Title:

          Date:





                                  EXHIBIT D

                       ESCROW ACCOUNT LETTER AGREEMENT


                                                  _______ ___, 199_

To:




(the "Depository")


As servicer under the Flow Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., owner of Residential Mortgage Loans, Group No. 1997-ALSI, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.



                 AURORA LOAN SERVICES INC.

                 By:
                   Name:
                   Title:





The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.




          Depository

          By:

          Name:

          Title:

          Date:




                                 EXHIBIT E-1


                            OFFICER'S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected (Vice) President of Aurora Loan Services Inc., a corporation organized under the laws of the State of Delaware, (the "Company") and further as follows:

               1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Articles of Incorporation of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ____________.

               2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

               3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company, issued within ____ days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

               4. Attached hereto as Exhibit 4 is a true, correct and complete copy of a Certificate of an Assistant secretary of the Company setting forth the Officers of the Company authorizes by a committee of the Company's Board of Directors to execute and deliver the Flow Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), by and between the Company and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner"), and such authorities are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification.

               5. To the best of my knowledge, either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

               6. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

               7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

               8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreement and any other document delivered prior hereto or on the date hereof in connection with the Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

               9.   The  Company  is   duly  authorized  to  engage   in  the
          transactions described and contemplated in the Agreement.



IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: September __, 1997



                 AURORA LOAN SERVICES INC.

                 By:
                   Name:
                   Title:

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:        By:
            Name:
(Seal)
Title:   (Vice) President





I, ________________________, an (Assistant) Secretary of Aurora Loan Services Inc., hereby certify that ____________ is the duly elected, qualified and acting (Vice) President of the Company and that the signature appearing above is (her) (his) genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:        By:
            Name:
(Seal)
Title:   (Vice) President





                                        EXHIBIT 4 to
                                        Company's Officer's Certificate



          Name                Title                    Signature




                                 EXHIBIT E-2




                       COMPANY'S OFFICER'S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected (Vice) President of Aurora Loan Services Inc., a corporation organized under the laws of the State of Delaware, (the "Company") and further as follows:

               1. The charter of the Company in the form attached to that certain Company's Officer's Certificate dated September __, 1997 by ____________ is in full force and effect on the date hereof and has been in effect without amendment, waiver, rescission or modification.

               2. The bylaws of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

               3. Since the last date of issuance of a certificate of good standing of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________, no event has occurred since the date thereof which would impair such standing.

               4. The resolutions of the Board of Directors of the Company in the form attached to that certain Company's Officer's Certificate dated ____________ by ____________ are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

               5. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Flow Servicing Agreement dated as of September 1, 1997, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc. and the Company, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

               6. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets or the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

               7. The Company is not currently in material breach of any representation or warranty, or in material default under any provision of the Agreement.

               8.   The  Company  is   duly  authorized  to  engage   in  the
transactions described and contemplated in the Agreement.



IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

(Seal)    AURORA LOAN SERVICES INC.




          By:
            Name:
            Title:






I, ________________________, an (Assistant) Secretary of Aurora Loan Services Inc., hereby certify that ____________ is the duly elected, qualified and acting (Vice) President of Aurora Loan Services Inc. and that the signature appearing above is (her) (his) genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:        By:
            Name:
(Seal)
Title: (Assistant) Secretary






                                  EXHIBIT F
                         FORM OF CUSTODIAL AGREEMENT

                           (Intentionally omitted)

                                  EXHIBIT G
                  FORM OF OPINION OF COUNSEL TO THE SERVICER

                                        (date)



Lehman Capital, A Division of
Lehman Brothers Holdings Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

You have requested my opinion, as Legal Counsel to Aurora Loan Services Inc. (the "Servicer"), with respect to certain matters in connection with the servicing by the Servicer of the Mortgage Loans pursuant to that certain Flow Servicing Agreement, by and between the Servicer and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Owner"), dated as of September 1, 1997, (the "Flow Servicing Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Flow Servicing Agreement.

I have examined the following documents:

               1.   the Flow Servicing Agreement; and

                 2. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Servicer contained in the Flow Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.



Subject to  the foregoing, it is my opinion that:

          1.
The Servicer is a duly organized, validly existing corporation in good standing under the laws of the state Delaware and is authorized to service and administer the Mortgage Loans in the states where the Mortgaged Properties are located.

          2.
The Servicer has the power to engage in the transactions contemplated by the
                 Flow Servicing Agreement and all requisite power, authority and legal right to execute and deliver the Flow Servicing Agreement, and to perform and observe the terms and conditions of such instrument.

          3.
The Flow Servicing Agreement has been duly authorized, executed and delivered by the Servicer and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Servicer, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

          4.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Flow Servicing Agreement, or the servicing of the Mortgage Loans or the consummation of the transactions contemplated by the Flow Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

          5.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Flow Servicing Agreement conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, the organization documents of the Servicer, the terms of any material indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

          6.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Servicer which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer or which would draw into question the validity of the Flow Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Flow Servicing Agreement.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date, provided that the Servicer remains the servicer of the Mortgage Loans under the Flow Servicing Agreement.

                                        Very truly yours,




             Name

          Legal Counsel
                                                                    EXHIBIT H
               FORM OF COLLATERAL PLEDGE AND SECURITY AGREEMENT


COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of _________ __, 199_, by and between Aurora Loan Services Inc. ("Pledgor") and Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Pledgee").

WHEREAS, heretofore Pledgor and Pledgee executed that certain Flow Servicing Agreement, dated as of September 1, 1997 (the "Servicing Agreement");

WHEREAS, heretofore Pledgee sold certain of the mortgage loans which had been subject to the Servicing Agreement to the (Third Party Purchaser) ("Purchaser") pursuant to that certain (Purchase Agreement) (the "Purchase Agreement"), dated as of _________ __, 199_, by and between Pledgee and Purchaser, which mortgage loans are listed on Exhibit A attached hereto (the "Mortgage Loans");

WHEREAS, pursuant to the Purchase Agreement, Pledgor has been retained to service the Mortgage Loans sold to Purchaser;

WHEREAS, Section 7.07 of the Servicing Agreement obligates Pledgor to remit to Pledgee the amount of the monthly servicing fee received by Pledgor with respect to each Mortgage Loan under the Purchase Agreement in excess of the monthly servicing fee which had been received by Pledgor from Pledgee with respect to each Mortgage Loan previously subject to the Servicing Agreement and sold to Purchaser (the "Additional Remittance"), and in connection therewith, obligates Pledgor to send to Pledgee a monthly report;

WHEREAS, Section 7.08 of the Servicing Agreement permits Pledgee to cause Pledgor at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties associated therewith to Pledgee or any designee of Pledgee, and in connection therewith, obligates Pledgor to cooperate with Pledgee in such transfer;

WHEREAS, Pledgor's obligations to (i) remit to Pledgee the Additional Remittance, (ii) deliver a monthly report in connection with the Additional Remittance and (iii) cooperate with Pledgor in connection with any transfer of servicing responsibilities and duties;

WHEREAS, Pledgor desires to pledge to Pledgee all its right, title and interest in and to the Servicing Rights (as defined below) with respect to each Mortgage Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiencyof whicharehereby acknowledged,Pledgor andPledgee agreeas follows:

               1. Pledgor hereby grants, pledges, conveys, transfers and assigns to Pledgee a first priority security interest in and pledge of all its right title and interest in and to any and all of the following: (i) all rights to service the Mortgage Loans; (ii) any payments to or monies received by Pledgor for servicing the Mortgage Loans; (iii) all Ancillary Income or similar payments retained by Pledgor with respect to the Mortgage Loans; (iv) all agreements or documents creating, defining or evidencing any of the servicing rights related to the Mortgage Loans; (v) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by Pledgor with respect thereto; (vi) all accounts and other rights to payments related to any of the property described in this paragraph; and
(vii) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans (items (a) through (g) are collectively referred to herein as the "Servicing Rights").

                 2. Pledgor covenants and agrees that:

                 (a)     No  sale,  transfer,  assignment,  hypothecation  or
                    pledge of the Servicing Rights shall be made by Pledgor except in full compliance with all applicable laws, rules, regulations and orders, and then only after Pledgor has first received the prior written consent of Pledgee to such sale; and

                 (b)     The Pledgee's  counsel will,  deliver, file,  record
                    and prepare for execution by the Pledgor such UCC-1 financing statements, further agreements, instruments and documents as Pledgee may require to impose, perfect and protect the security interest created and granted by this Collateral Pledge and Security Agreement.

                 3. Each  of the  following  shall  constitute  an  event  of default hereunder:

                    (i) failure by Pledgor to remit to Pledgee the Additional Remittance in accordance with Section 7.07 of the Servicing Agreement, which failure continues for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Pledgor by Pledgee;

                    (ii) failure by Pledgor to provide Pledgee with a monthly report in connection with the Additional Remittance in accordance with Section 7.07 of the Servicing Agreement, which failure continues unremedied for a period of thirty
                    (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Pledgor by Pledgee; and

                    (iii) failure by Pledgor to cooperate with Pledgee in the transfer of servicing responsibilities and duties to Pledgee or any designee of Pledgee in accordance with
                    Section 7.08 of the Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Pledgor by Pledgee.

               4. Upon the occurrence of an event of default as hereinabove set forth, (i) Pledgee may, at its option, notify Pledgor that the assignment herein has become effective and, upon the sending of such notice, the Servicing Rights shall be deemed absolutely assigned to Pledgee without the need for any further documentation; (ii) Pledgee shall have all rights and remedies of a secured party under the Uniform Commercial Code;
(iii) Pledgee shall have the right to sell and transfer the Servicing Rights by any means and upon any terms Pledgee deems necessary or desirable; (iv) Pledgee shall be entitled to such injunctive relief as may be granted by any court having equitable jurisdiction over the Servicing Rights; and (v) Pledgor hereby appoints Pledgee its attorney-in-fact to endorse any other document or instrument necessary to permit Pledgee to realize upon the Servicing Rights.

               5. Each remedy granted in Paragraph 4 above shall not be deemed exclusive of any other such remedy.

               6. This Collateral Pledge and Security Agreement shall terminate upon the termination of the obligation of Pledgee to remit the Additional Remittance in accordance with Section 7.07 of the Servicing Agreement.

               7. This Collateral Pledge and Security Agreement contains the full understanding of the parties in respect of the subject matter hereof, and may not be amended, altered, discharged or terminated, except by another agreement in writing, signed by the party sought to be charged therewith.

               8. This Collateral Pledge and Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               9. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Servicing Agreement.

              10. This Collateral Pledge and Security Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Collateral Pledge and Security Agreement to be executed by their duly authorized officers as of the date first above written.

                                        LEHMAN CAPITAL, A  DIVISION OF LEHMAN
                                        BROTHERS HOLDINGS INC.
                                        Pledgee

By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                        AURORA LOAN SERVICES INC.
                                        Pledgor

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________